UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 5, 2019

Oncternal Therapeutics, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-50549	62-1715807
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12230 El Camino Real Suite 300 San Diego, California	92130
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 434-1113

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ONCT	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Igor P. Bilinsky, Ph.D., as Chief Business Officer, and Gunnar F. Kaufmann, Ph.D., as Chief Scientific Officer

On September 9, 2019, Oncternal Therapeutics, Inc. (“Oncternal” or the “Company”) announced the appointment of Igor P. Bilinsky, Ph.D., as Chief Business Officer, effective September 9, 2019, and Gunnar F. Kaufmann, Ph.D., as Chief Scientific Officer, effective September 5, 2019.

Igor P. Bilinsky

Dr. Bilinsky, age 47, has more than 20 years of experience as a senior executive in the biotechnology industry. From January 2017 until January 2019, Dr. Bilinsky served as Senior Vice President and Chief Operating Officer of AmpliPhi Biosciences Corporation. From February 2016 to January 2017, he served as Senior Vice President, Research Operations and General Manager, Immuno-Oncology, of Ignyta, Inc., and before that he served as Ignyta’s General Manager, Immuno-Oncology and Senior Vice President, Special Operations since September 2015. Prior to joining Ignyta, Dr. Bilinsky was Senior Vice President, Corporate Development at Vical Incorporated, a position he held since 2010. He was previously Vice President, Business Development and Special Operations at Halozyme Therapeutics from 2008 to 2010, after joining Halozyme in 2007 as Executive Director, Corporate Development and Special Operations. From 2005 to 2007, Dr. Bilinsky was Chief Executive Officer of Androclus Therapeutics, a privately-held biotechnology company developing novel therapeutics for autoimmune and inflammatory diseases. He joined Androclus in 2004 as Chief Operating Officer. From 1999 to 2004, Dr. Bilinsky served in positions of increasing responsibility as a management consultant, project leader and ultimately as principal in the healthcare practice of the Boston Consulting Group, where he advised companies in the biotechnology, pharmaceutical and life science industries on business strategy, operational performance and mergers and acquisitions. Prior to joining the Boston Consulting Group, Dr. Bilinsky worked in research positions at Symyx Technologies and the Massachusetts Institute of Technology (“MIT”) Lincoln Laboratory. Dr. Bilinsky received his B.S. degree in physics from the Moscow Institute of Physics and Technology and his Ph.D. degree in physics from MIT.

In connection with his appointment, the Company entered into an employment agreement (the “Bilinsky Employment Agreement”), effective September 5, 2019. Under the Bilinsky Employment Agreement, Dr. Bilinsky’s initial annual base salary will be $350,000, which amount will be subject to review annually at the discretion of the Compensation Committee of the Board or an authorized designee. Dr. Bilinsky will also be eligible to participate in an annual incentive program established by the Board. Dr. Bilinsky’s target annual incentive compensation under such incentive program will be 40% of his then-applicable annual base salary (which bonus will be prorated for 2019 for partial year service).

Pursuant to the Bilinsky Employment Agreement, if the Company terminates Dr. Bilinsky’s employment without “cause” or if Dr. Bilinsky resigns for “good reason” (each as defined in the Bilinsky Employment Agreement), Dr. Bilinsky is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 6 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 6 months following the last day of his employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 6-month period following termination had Dr. Bilinsky remained continuously employed by the Company during such period.

If Dr. Bilinsky is terminated without cause or resigns for good reason within ninety (90) days prior to or during the 12-month period following a “change in control” (as defined in the Bilinsky Employment Agreement), Dr. Bilinsky shall be entitled to receive the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 12 months following the last day of his employment; (3) a lump sum cash payment in an amount equal to his “target bonus” (as defined in the Bilinsky Employment Agreement) for the year in which the termination of employment occurs, prorated to reflect the portion of such year that has elapsed prior to the date of his termination of employment or resignation; and (4) the automatic acceleration of the vesting and exercisability of Dr. Bilinsky’s outstanding unvested stock awards on the date of his termination of employment.

In addition, in the event Dr. Bilinsky's employment terminates due to his death or permanent disability, all of his outstanding unvested stock awards will vest immediately upon such termination.

The Bilinsky Employment Agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

Upon the commencement of Dr. Bilinsky’s employment with the Company, he was granted options to purchase 150,000 shares of common stock of the Company pursuant to the Company’s 2019 Incentive Award Plan (the “2019 Plan”). The options have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter, and will be subject to accelerated vesting under the Bilinsky Employment Agreement.

The foregoing description of the Bilinsky Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

Gunnar F. Kaufmann

Dr. Kaufmann, age 44, has a significant background in drug discovery and development in the biotechnology and pharmaceutical industries. From July 2012 through September 2019, he served in positions of increasing responsibility at Sorrento Therapeutics, Inc., most recently as Senior Vice President, Immunotherapy and Head of Research and Global Partnerships from August 2015 to September 2019. Additionally, from October 2014 through July 2015, he served as Sorrento Therapeutics’ Vice President of Research, Early Development and Global Partnerships, from April 2013 through September 2014 as Senior Director of Research and Development, and from July 2012 through March 2013 as Director of Research and Development. From October 2008 through July 2012, Dr. Kaufmann was a faculty member at The Scripps Research Institute, serving as an Adjunct and Assistant Professor in the Departments of Chemistry and Immunology & Microbial Science. Since July 2012, Dr. Kaufmann has held an Adjunct Assistant Professor appointment in the Department of Chemistry at the Scripps Research Institute. Since August 2017, he has served as a member of the board of directors of ImmuneOncia Therapeutics, Inc., a privately-held South Korean biotechnology company. Dr. Kaufmann holds a B.S. degree in human biology from Phillips University Marburg, an M.S. degree in human biology from Ernst-Moritz-Arndt University Greifswald, and a Ph.D. degree from The Scripps Research Institute’s Biology Program.

In connection with his appointment, the Company entered into an employment agreement (the “Kaufmann Employment Agreement”), effective September 5, 2019. Under the Kaufmann Employment Agreement, Dr. Kaufmann’s initial annual base salary will be $380,000, which amount will be subject to review annually at the discretion of the Compensation Committee of the Board or an authorized designee. Dr. Kaufmann will also be eligible to participate in an annual incentive program established by the Board. Dr. Kaufmann’s target annual incentive compensation under such incentive program will be 35% of his then-applicable annual base salary (which bonus will be prorated for 2019 for partial year service).

Pursuant to the Kaufmann Employment Agreement, if the Company terminates Dr. Kaufmann’s employment without “cause” or if Dr. Kaufmann resigns for “good reason” (each as defined in the Kaufmann Employment Agreement), Dr. Kaufmann is entitled to the following payments and benefits: (1) a lump sum cash payment in an amount equal to 6 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 6 months following the last day of his employment; and (3) the automatic acceleration of the vesting and exercisability of outstanding unvested stock awards as to the number of stock awards that would have vested over the 6-month period following termination had Dr. Kaufmann remained continuously employed by the Company during such period.

If Dr. Kaufmann is terminated without cause or resigns for good reason during the 12-month period following a “change in control” (as defined in the Kaufmann Employment Agreement), Dr. Kaufmann shall be entitled to receive the following payments and benefits: (1) a lump sum cash payment in an amount equal to 12 months of his base salary as in effect immediately prior to the last day of his employment; (2) continuation of health benefits for a period of 12 months following the last day of his employment; (3) a lump sum cash payment in an amount equal to his “target bonus” (as defined in the Kaufmann Employment Agreement) for the year in which the termination of employment occurs, prorated to reflect the portion of such year that has elapsed prior to the date of his termination of employment or resignation; and (4) the automatic acceleration of the vesting and exercisability of Dr. Kaufmann’s outstanding unvested stock awards on the date of his termination of employment.

In addition, in the event Dr. Kaufmann's employment terminates due to his death or permanent disability, all of his outstanding unvested stock awards will vest immediately upon such termination.

The Kaufmann Employment Agreement also contains standard confidentiality, non-competition and non-solicitation covenants.

Upon the commencement of Dr. Kaufmann’s employment with the Company, he was granted options to purchase 150,000 shares of common stock of the Company pursuant to the Company’s 2019 Incentive Award Plan (the “2019 Plan”).

The options have a ten-year term and an exercise price equal to the fair market value of the Company’s common stock on the date of grant. The options will vest over a four-year period, with 25% of the options vesting on the first anniversary of the date of grant and the remainder vesting in equal monthly installments over the three years thereafter, and will be subject to accelerated vesting under the Kaufmann Employment Agreement.

The foregoing description of the Kaufmann Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which will be filed by the Company as an exhibit to its Quarterly Report on Form 10-Q for the quarter ending September 30, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oncternal Therapeutics, Inc.

Date: September 9, 2019	By:	/s/ James B. Breitmeyer
Name: James B. Breitmeyer, M.D., Ph.D.
Title: President and Chief Executive Officer